EXHIBIT 12


         DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  Six Months           Year
                                    Ended              Ended
                                   April 30          October 31
                                -------------------------------
                                 2001      2000        2000
                                -------------------------------
                                   (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting     $307,105  $412,998  $  777,507
 Dividends received from less-
  than-fifty percent owned
  affiliates                         815     2,809       3,065
 Fixed charges excluding
  capitalized interest           409,672   314,536     693,626
                                -------------------------------
Total earnings                  $717,592  $730,343  $1,474,198
                                ===============================


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest          $401,234  $307,027  $  677,424
 Portion of rental charges
  deemed to be interest            8,561     7,673      17,122
                                -------------------------------
Total fixed charges             $409,795  $314,700  $  694,546
                                ===============================

Ratio of earnings to
 fixed charges*                     1.75      2.32        2.12

The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less-than-fifty percent owned affiliates. "Earnings" consist of income before income taxes, the cumulative effect of changes in accounting and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense which is deemed to be representative of the interest factor, and capitalized interest.

* The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.



                                    Year Ended October 31
                              ---------------------------------
                               1999      1998        1997
                              ---------------------------------
                                  (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting   $365,135  $1,560,032  $1,507,070
 Dividends received from less-
  than-fifty percent owned
  affiliates                     5,734       5,555       3,591
 Fixed charges excluding
  capitalized interest         571,949     531,817     433,673
                              ---------------------------------
Total earnings                $942,818  $2,097,404  $1,944,334
                              =================================


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest        $557,740  $  521,418  $  422,588
 Portion of rental charges
  deemed to be interest         15,347      12,451      11,497
                              ---------------------------------
Total fixed charges           $573,087  $  533,869  $  434,085
                              =================================

Ratio of earnings to
 fixed charges*                   1.65        3.93        4.48




                              Year Ended October 31
                              ---------------------
                                      1996
                              ---------------------
                            (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting        $1,286,634
 Dividends received from less-
  than-fifty percent owned
  affiliates                            7,937
 Fixed charges excluding
  capitalized interest                410,764
                                   ----------
Total earnings                     $1,705,335
                                   ==========

Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest             $  402,168
 Portion of rental charges
  deemed to be interest                 8,596
                                   ----------
Total fixed charges                $  410,764
                                   ==========

Ratio of earnings to
 fixed charges*                          4.15